Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Jan. 25, 2019 FOR IMMEDIATE RELEASE

NextEra Energy reports 2018 fourth-quarter and full-year financial results

•	NextEra Energy delivers strong fourth-quarter and full-year financial and operational results

•	NextEra Energy closes on purchase of Gulf Power, completing all three previously announced transactions with Southern Company

•
Florida Power & Light Company's continued investments in the business to further advance its customer value proposition result in residential bills more than 30 percent below the national average and best-ever service reliability

•	NextEra Energy Resources executes its most successful year ever for renewables origination, adding approximately 6,500 megawatts to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2018 fourth-quarter net income attributable to NextEra Energy on a GAAP basis of $422 million, or $0.88 per share, compared to $2.158 billion, or $4.55 per share, for the fourth quarter of 2017. On an adjusted basis, NextEra Energy's 2018 fourth-quarter earnings were $718 million, or $1.49 per share, compared to $590 million, or $1.24 per share, in the fourth quarter of 2017.

For the full year 2018, NextEra Energy reported net income attributable to NextEra Energy on a GAAP basis of $6.638 billion, or $13.88 per share, compared to $5.380 billion, or $11.39 per share, in 2017. On an adjusted basis, NextEra Energy's full-year 2018 earnings were $3.673 billion, or $7.70 per share, compared to $3.165 billion, or $6.70 per share, in 2017, which represents year-over-year growth in adjusted earnings per share of approximately 15 percent.

Adjusted earnings for these periods exclude the transitional impacts of tax reform, the effects of non-qualifying hedges, NextEra Energy Partners, LP net investment gains, an impairment charge, gain on disposal of a business, change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI), operating results from the Spain solar projects and merger-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy successfully executed on its operational and financial plans in 2018, achieving approximately 15 percent growth in adjusted earnings per share for the year," said Jim Robo, chairman and chief executive officer of NextEra Energy. "Dating back to 2005, we have now delivered compound annual growth in adjusted earnings per share of more than 8.5 percent. In 2018, we delivered a total shareholder return of more than 14 percent, outperforming the S&P 500 Index by nearly 19 percent and the S&P 500 Utilities Index by more than 10 percent. During 2018, FPL successfully executed on its ongoing capital plan and O&M efficiency targets to further improve its already best-in-class customer value proposition. As a result, FPL's typical residential bill is more than 30 percent below the national average and is the lowest of all 54 electric providers in Florida. Earlier this month, we were pleased to close on the purchase of Gulf Power – the last of the three Florida transactions announced last year – and are excited to welcome our new colleagues to the NextEra Energy team. The NextEra Energy Resources team also had a terrific year, adding approximately 6,500 megawatts to its contracted renewables backlog, while commissioning nearly 2,700 megawatts of wind and solar projects, including repowering. I continue to believe that we have one of the best organic opportunity sets and execution track records in the industry. I will be disappointed if we are not able to deliver financial results at or near the top end of our 6 to 8 percent adjusted earnings per share compound annual growth rate range through 2021, off the base of $7.70, plus the expected deal accretion from the Florida transactions, while at the same time maintaining our strong credit ratings."

Acquisition update
In December, NextEra Energy's principal rate-regulated electric utility subsidiary, Florida Power & Light Company (FPL) closed on the purchase of the City of Vero Beach's municipal electric system. FPL will extend its value proposition to Vero Beach's approximately 35,000 customers, while also generating significant long-term savings for FPL's existing customers.

NextEra Energy closed on the purchase of Gulf Power earlier this month, successfully completing all three transactions with Southern Company that were announced in the middle of last year. Gulf Power, Florida City Gas and the ownership interests in two Florida natural gas plants are an excellent complement to NextEra Energy's existing operations and further expand the company's regulated business mix through the addition of attractive electric and natural gas franchises.

In the fourth-quarter, NextEra Energy Transmission announced an agreement to acquire Trans Bay Cable, a 53-mile, high-voltage, direct-current underwater transmission cable system with utility rates set by the Federal Energy Regulatory Commission. The Trans Bay Cable provides approximately 40 percent of San Francisco's daily electrical power needs. Subject to regulatory approvals, the approximately $1 billion acquisition, including the assumption of debt, is expected to close later this year and to be immediately accretive to earnings.

Florida Power & Light Company
FPL reported fourth-quarter 2018 net income of $407 million, or $0.85 per share, compared to $344 million, or $0.73 per share, for the prior-year quarter. On an adjusted basis, FPL's fourth-quarter 2018 earnings were $407 million, or $0.85 per share, compared to $394 million, or $0.84 per share, in the fourth quarter of 2017. For the full year 2018, FPL reported net income on a GAAP basis of $2.171 billion, or $4.55 per share, compared to $1.880 billion, or $3.98 per share, in 2017. On an adjusted basis, FPL's earnings for the full year 2018 were $2.171 billion, or $4.55 per share, compared to $1.930 billion, or $4.09 per share, in 2017.

FPL's growth was driven by continued investments in clean, efficient, modernized generation, as well as a stronger and smarter grid, to further improve the already-outstanding efficiency and reliability of its system. FPL's capital expenditures were approximately $1.5 billion in the fourth quarter of 2018, bringing its full-year capital investments to a total of roughly $5.1 billion. Regulatory capital employed increased by approximately 12.4 percent for 2018. During the fourth quarter of 2018, FPL's average number of customers increased by approximately 71,000 from the prior-year comparable quarter.

FPL continued to deliver a best-in-class customer value proposition that includes low bills, high reliability, award-winning customer service and a clean emissions profile. FPL's typical residential electric bill is more than 30 percent below the national average, the lowest of all electric providers in the state of Florida and roughly 10 percent below the level it was in 2006. FPL also delivered its best-ever service reliability performance in 2018 and was named the winner of the 2018 ReliabilityOne™ National Reliability Excellence Award, presented by PA Consulting for the third time in four years.

Last week, FPL announced a groundbreaking “30-by-30” plan to install more than 30 million solar panels by 2030 and make the state of Florida a world leader in the production of solar energy. When this plan is completed, FPL expects to be the largest utility owner and operator of solar in America. FPL has secured solar sites throughout the state, which will enable the company to continue to cost effectively build solar energy centers across Florida. This bold plan will capture economies of scale and promote the construction of efficient and cost-effective solar generation. The end result will be the largest installation of solar by a regulated utility in the world and a 67 percent fleet-wide reduction in the carbon dioxide (CO2) emissions rate by 2030 as compared to the 2005 U.S. electric industry average. Having advanced clean energy affordably for many years, FPL also expects to make unprecedented investments in advanced and innovative battery storage technology that will extend the use of clean, affordable solar energy even after the sun has gone down.

During 2018, FPL continued to execute one of the largest solar expansions ever in the U.S. and completed construction on schedule and on budget for the first eight 74.5-megawatt (MW) solar energy centers developed under the Solar Base Rate Adjustment mechanism of the company's rate case settlement agreement. FPL also deployed the first two projects under its 50-MW battery storage pilot program, pairing battery systems with existing solar projects and highlighting its innovative approach to further enhance the diversity of its clean energy solutions for customers. An additional 300 MW of solar projects remain on budget and on track to begin providing cost-effective energy to FPL customers in early 2019.

Construction of the approximately 1,750-MW FPL Okeechobee Clean Energy Center remains on schedule and on budget. The state-of-the-art, clean-burning, natural-gas-fueled plant is expected to begin operation in the middle of this year. Additionally, the approximately 1,200-MW Dania Beach Clean Energy Center received Siting Board approval during the fourth quarter of 2018 to support its projected commercial operation date in 2022.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a fourth-quarter 2018 contribution to net income attributable to NextEra Energy on a GAAP basis of $263 million, or $0.55 per share, compared to $1.896 billion, or $4.00 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the fourth quarter of 2018 were $317 million, or $0.66 per share, compared to $229 million, or $0.48 per share, for the fourth quarter of 2017. For the full year 2018, NextEra Energy Resources reported net income attributable to NextEra Energy on a GAAP basis of $4.664 billion, or $9.75 per share, compared to $2.964 billion, or $6.27 per share, in 2017. On an adjusted basis, NextEra Energy Resources' earnings for the full year 2018 were $1.455 billion, or $3.05 per share, compared to $1.228 billion, or $2.60 per share, for the full year 2017.

In the fourth quarter of 2018, NextEra Energy Resources' contribution to adjusted earnings per share increased by $0.18 from the prior-year comparable period. NextEra Energy Resources' full-year adjusted earnings per share contribution increased $0.45, or approximately 17 percent, versus 2017.

In 2018, NextEra Energy Resources continued to advance its position as the leading developer and operator of wind, solar and battery storage projects. The team added approximately 6,500 MW, including storage and repowering to its backlog over the past year. This represents the company's most successful renewables origination year in its history with nearly twice as many megawatts as originated in 2017, which was the prior record year. In addition, NextEra Energy Resources successfully commissioned nearly 2,700 MW of projects during 2018, including an additional 900 MW of its repowering program.

Corporate and Other
In the fourth quarter of 2018 on a GAAP basis, Corporate and Other earnings decreased $0.34 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings for the fourth quarter of 2018 increased $0.06 per share, compared to the prior-year quarter. For full year 2018, Corporate and Other earnings decreased $1.56 per share on a GAAP basis, compared to 2017. On an adjusted basis, Corporate and Other earnings for the full year increased $0.09 per share, compared to 2017.

Outlook
NextEra Energy continues to expect adjusted earnings per share to be in the range of $8.00 to $8.50 for 2019. NextEra Energy also continues to expect 2020 adjusted earnings per share to be in a range of $8.70 to $9.20 and 2021 adjusted earnings per share to be in a range of $9.40 to $9.95. These ranges reflect the company's expected compound annual growth rate in adjusted earnings per share of 6 to 8 percent off the base of $7.70, plus accretion of $0.15 in 2020 and $0.20 in 2021 from the Florida acquisitions.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the transitional impacts of tax reform, the effects of non-qualifying hedges, NextEra Energy Partners, LP net investment gains, as well as unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the operating results from the Spain solar projects and merger-related expenses. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's fourth-quarter and full-year 2018 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the 2018 fourth-quarter and full-year financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/Earnings. The news release and slides accompanying the presentation may be downloaded at
www.NextEraEnergy.com/Earnings, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns two electric companies in Florida: Florida Power & Light Company, which serves more than five million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold; and Gulf Power Company, which serves more than 460,000 customers in eight counties throughout northwest Florida. NextEra Energy also owns a competitive energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2019 list of "World's Most Admired Companies" and ranked among the top 25 on Fortune's 2018 list of companies that "Change the World." For more information about NextEra Energy companies, visit these websites:
www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or other regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or result in reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2017 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Operating Revenues	$2,935	$1,463	$(8)	$4,390
Operating Expenses (Income)
Fuel, purchased power and interchange	831	142	(37)	936
Other operations and maintenance	398	445	39	882
Storm restoration costs	2	—	—	2
Impairment charges	—	11	—	11
Merger-related	—	—	19	19
Depreciation and amortization	768	305	18	1,091
Losses (gains) on disposal of a business/assets - net	(2)	(32)	2	(32)
Taxes other than income taxes and other - net	329	44	1	374
Total operating expenses (income) - net	2,326	915	42	3,283
Operating Income (Loss)	609	548	(50)	1,107
Other Income (Deductions)
Interest expense	(131)	(257)	(321)	(709)
Equity in earnings (losses) of equity method investees	—	(24)	11	(13)
Allowance for equity funds used during construction	26	—	1	27
Interest income	1	9	2	12
Gains (losses) on disposal of investments and other property - net	—	28	—	28
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	(212)	—	(212)
Other net periodic benefit income	—	—	29	29
Other - net	1	20	(1)	20
Total other income (deductions) - net	(103)	(436)	(279)	(818)
Income (Loss) before Income Taxes	506	112	(329)	289
Income Tax Expense (Benefit)	99	(43)	(81)	(25)
Net Income (Loss)	407	155	(248)	314
Net (Income) Loss Attributable to Noncontrolling Interests	—	108	—	108
Net Income (Loss) Attributable to NextEra Energy, Inc.	$407	$263	$(248)	$422
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$407	$263	$(248)	$422
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	(103)	295	192
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	210	—	210
Tax reform-related(4)	—	(3)	1	(2)
NEP investment gains - net(5)	—	(1)	—	(1)
Operating loss (income) of Spain solar projects(6)	—	4	—	4
Merger-related(7)	—	—	19	19
Less related income tax expense (benefit)	—	(53)	(73)	(126)
Adjusted Earnings (Loss)	$407	$317	$(6)	$718
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(8)	$0.85	$0.55	$(0.52)	$0.88
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	(0.21)	0.61	0.40
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	0.44	—	0.44
Tax reform-related(4)	—	—	—	—
NEP investment gains - net(5)	—	—	—	—
Operating loss (income) of Spain solar projects(6)	—	0.01	—	0.01
Merger-related(7)	—	—	0.04	0.04
Less related income tax expense (benefit)	—	(0.13)	(0.15)	(0.28)
Adjusted Earnings (Loss) Per Share	$0.85	$0.66	$(0.02)	$1.49
Weighted-average shares outstanding (assuming dilution)				481
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) After tax impact on adjusted earnings by segment is $0, ($86), $225, $139 or $0.00, ($0.20), $0.47, $0.27 per share, respectively.
(3) After tax impact on adjusted earnings by segment is $147 or $0.31 per share, respectively.
(4) After tax impact on adjusted earnings by segment is $0, ($9), $1, ($8) or $0.00, ($0.01), $0.00, ($0.01) per share, respectively.
(5) After tax impact on adjusted earnings by segment is $0, ($2), ($2), ($4) or $0.00, $0.00, ($0.01), ($0.01) per share, respectively.
(6) After tax impact on adjusted earnings is $4 or $0.01 per share.
(7) After tax impact on adjusted earnings is $18 or $0.04 per share.
(8) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income(1)
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2017	FPL	NEER	Corporate and Other(2)	NextEra Energy
Operating Revenues	$2,877	$1,128	$(1)	$4,004
Operating Expenses (Income)
Fuel, purchased power and interchange	846	164	(31)	979
Other operations and maintenance	422	484	66	972
Storm restoration costs	1,255	—	—	1,255
Impairment charges	—	426	—	426
Merger-related	—	—	52	52
Depreciation and amortization	(579)	353	7	(219)
Losses (gains) on disposal of a business/assets - net	(1)	(5)	1	(5)
Taxes other than income taxes and other - net	317	38	3	358
Total operating expenses (income) - net	2,260	1,460	98	3,818
Operating Income (Loss)	617	(332)	(99)	186
Other Income (Deductions)
Interest expense	(121)	(188)	(78)	(387)
Benefits associated with differential membership interests - net	—	149	—	149
Equity in earnings (losses) of equity method investees	—	(11)	(1)	(12)
Allowance for equity funds used during construction	24	—	—	24
Interest income	1	19	2	22
Gains (losses) on disposal of investments and other property - net	—	49	(1)	48
Other net periodic benefit income	—	—	49	49
Other - net	(4)	6	3	5
Total other income (deductions) - net	(100)	24	(26)	(102)
Income (Loss) before Income Taxes	517	(308)	(125)	84
Income Tax Expense (Benefit)	173	(2,118)	(43)	(1,988)
Net Income (Loss)	344	1,810	(82)	2,072
Net (Income) Loss Attributable to Noncontrolling Interests	—	86	—	86
Net Income (Loss) Attributable to NextEra Energy, Inc.	$344	$1,896	$(82)	$2,158
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$344	$1,896	$(82)	$2,158
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	170	6	176
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	(18)	—	(18)
Tax reform-related(5)	50	(1,929)	(2)	(1,881)
Duane Arnold impairment charge(6)	—	420	—	420
Operating loss (income) of Spain solar projects(7)	—	2	—	2
Merger-related(8)	—	—	52	52
Less related income tax expense (benefit)	—	(312)	(7)	(319)
Adjusted Earnings (Loss)	$394	$229	$(33)	$590
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.73	$4.00	$(0.18)	$4.55
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	0.36	0.01	0.37
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	(0.04)	—	(0.04)
Tax reform-related(5)	0.11	(4.07)	—	(3.96)
Duane Arnold impairment charge(6)	—	0.89	—	0.89
Operating loss (income) of Spain solar projects(7)	—	—	—	—
Merger-related(8)	—	—	0.11	0.11
Less related income tax expense (benefit)	—	(0.66)	(0.02)	(0.68)
Adjusted Earnings (Loss) Per Share	$0.84	$0.48	$(0.08)	$1.24
Weighted-average shares outstanding (assuming dilution)				474
————————————
(1) Amounts have been retrospectively adjusted for accounting standards updates related to leases and the presentation of retirement benefits.
(2) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(3) After tax impact on adjusted earnings by segment is $0, $11, $4, $15, or $0.00, $0.02, $0.01, $0.03 per share, respectively.
(4) After tax impact on adjusted earnings is $2 or $0.00 per share.
(5) Net of approximately $40 million or $0.08 of income tax benefit at FPL.
(6) After tax impact on adjusted earnings by segment is $0, $246, $12, $258, or $0.00, $0.52, $0.02, $0.54 per share, respectively.
(7) After tax impact on adjusted earnings is $3 or $0.01 per share.
(8) After tax impact on adjusted earnings is $35 or $0.07 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Operating Revenues	$11,862	$4,878	$(13)	$16,727
Operating Expenses (Income)
Fuel, purchased power and interchange	3,250	611	(129)	3,732
Other operations and maintenance	1,514	1,642	174	3,330
Storm restoration costs	3	—	—	3
Impairment charges	—	11	—	11
Merger-related	—	—	32	32
Depreciation and amortization	2,633	1,205	73	3,911
Losses (gains) on disposal of a business/assets - net	(6)	(82)	8	(80)
Taxes other than income taxes and other - net	1,314	181	13	1,508
Total operating expenses (income) - net	8,708	3,568	171	12,447
Operating Income (Loss)	3,154	1,310	(184)	4,280
Other Income (Deductions)
Interest expense	(541)	(581)	(376)	(1,498)
Equity in earnings (losses) of equity method investees	—	320	38	358
Allowance for equity funds used during construction	90	—	6	96
Interest income	4	40	7	51
Gain on NEP deconsolidation	—	3,927	—	3,927
Gains (losses) on disposal of investments and other property - net	—	111	—	111
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	(189)	—	(189)
Other net periodic benefit income	—	—	168	168
Other - net	3	51	(6)	48
Total other income (deductions) - net	(444)	3,679	(163)	3,072
Income (Loss) before Income Taxes	2,710	4,989	(347)	7,352
Income Tax Expense (Benefit)	539	1,187	(150)	1,576
Net Income (Loss)	2,171	3,802	(197)	5,776
Net (Income) Loss Attributable to Noncontrolling Interests	—	862	—	862
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,171	$4,664	$(197)	$6,638
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$2,171	$4,664	$(197)	$6,638
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	(45)	293	248
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	180	—	180
Tax reform-related(4)	—	(559)	(13)	(572)
NEP investment gains - net(5)	—	(3,786)	—	(3,786)
Operating loss (income) of Spain solar projects(6)	—	1	—	1
Merger-related(7)	—	—	32	32
Less related income tax expense (benefit)	—	1,000	(68)	932
Adjusted Earnings (Loss)	$2,171	$1,455	$47	$3,673
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(8)	$4.55	$9.75	$(0.42)	$13.88
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	(0.11)	0.61	0.50
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	0.38	—	0.38
Tax reform-related(4)	—	(1.14)	(0.03)	(1.17)
NEP investment gains - net(5)	—	(7.91)	—	(7.91)
Operating loss (income) of Spain solar projects(6)	—	—	—	—
Merger-related(7)	—	—	0.07	0.07
Less related income tax expense (benefit)	—	2.08	(0.13)	1.95
Adjusted Earnings (Loss) Per Share	$4.55	$3.05	$0.10	$7.70
Weighted-average shares outstanding (assuming dilution)				477
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) After tax impact on adjusted earnings by segment is $0, ($40), $226, $186 or $0.00, ($0.11), $0.48, $0.37 per share, respectively.
(3) After tax impact on adjusted earnings by segment is $0, $127, ($2), $125 or $0.00, $0.27, $0.00, $0.27 per share.
(4) After tax impact on adjusted earnings by segment is $0, ($420), ($16), ($436) or $0.00, ($0.86), ($0.04), ($0.90) per share, respectively.
(5) After tax impact on adjusted earnings by segment is $0, ($2,885), $22, ($2,863) or $0.00, ($6.02), $0.05, ($5.97) per share, respectively.
(6) After tax impact on adjusted earnings is $9 or $0.02 per share.
(7) After tax impact on adjusted earnings is $14 or $0.03 per share.
(8) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income(1)
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2017	FPL	NEER	Corporate and Other(2)	NextEra Energy
Operating Revenues	$11,972	$5,164	$37	$17,173
Operating Expenses (Income)
Fuel, purchased power and interchange	3,541	623	(93)	4,071
Other operations and maintenance	1,555	1,704	200	3,459
Storm restoration costs	1,255	—	—	1,255
Impairment charges	—	446	—	446
Merger-related	—	—	69	69
Depreciation and amortization	940	1,393	24	2,357
Losses (gains) on disposal of a business/assets - net	(6)	(12)	(1,093)	(1,111)
Taxes other than income taxes and other - net	1,297	142	15	1,454
Total operating expenses (income) - net	8,582	4,296	(878)	12,000
Operating Income (Loss)	3,390	868	915	5,173
Other Income (Deductions)
Interest expense	(481)	(801)	(275)	(1,557)
Benefits associated with differential membership interests - net	—	460	—	460
Equity in earnings (losses) of equity method investees	—	136	5	141
Allowance for equity funds used during construction	79	12	1	92
Interest income	2	72	7	81
Gains (losses) on disposal of investments and other property - net	—	96	16	112
Other net periodic benefit income	—	—	151	151
Other - net	(4)	33	(19)	10
Total other income (deductions) - net	(404)	8	(114)	(510)
Income (Loss) before Income Taxes	2,986	876	801	4,663
Income Tax Expense (Benefit)	1,106	(2,031)	265	(660)
Net Income (Loss)	1,880	2,907	536	5,323
Net (Income) Loss Attributable to Noncontrolling Interests	—	57	—	57
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,880	$2,964	$536	$5,380
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,880	$2,964	$536	$5,380
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	80	136	216
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	(25)	—	(25)
Tax reform-related(5)	50	(1,929)	(2)	(1,881)
Duane Arnold impairment charge(6)	—	420	—	420
Gains on disposal of a business/assets(7)	—	—	(1,096)	(1,096)
Operating loss (income) of Spain solar projects(8)	—	(4)	—	(4)
Merger-related(9)	—	—	93	93
Less related income tax expense (benefit)	—	(278)	340	62
Adjusted Earnings (Loss)	$1,930	$1,228	$7	$3,165
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$3.98	$6.27	$1.14	$11.39
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	0.17	0.29	0.46
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	(0.05)	—	(0.05)
Tax reform-related(5)	0.11	(4.08)	—	(3.97)
Duane Arnold impairment charge(6)	—	0.89	—	0.89
Gains on disposal of a business/assets(7)	—	—	(2.32)	(2.32)
Operating loss (income) of Spain solar projects(8)	—	(0.01)	—	(0.01)
Merger-related(9)	—	—	0.20	0.20
Less related income tax expense (benefit)	—	(0.59)	0.70	0.11
Adjusted Earnings (Loss) Per Share	$4.09	$2.60	$0.01	$6.70
Weighted-average shares outstanding (assuming dilution)				473
————————————
(1) Amounts have been retrospectively adjusted for accounting standards updates related to leases and the presentation of retirement benefits.
(2) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(3) After tax impact on adjusted earnings by segment is $0, ($46), $83, $37, or $0.00, ($0.10), $0.17, $0.07 per share, respectively.
(4) After tax impact on adjusted earnings is ($2) or $0.00 per share.
(5) Net of approximately $40 million or $0.08 of income tax benefit at FPL.
(6) After tax impact on adjusted earnings by segment is $0, $246, $12, $258, or $0.00, $0.52, $0.02, $0.54 per share, respectively.
(7) After tax impact on adjusted earnings is ($685) or ($1.45) per share.
(8) After tax impact on adjusted earnings is ($5) or ($0.01) per share.
(9) After tax impact on adjusted earnings is $63 or $0.13 per share.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
December 31, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$49,640	$31,273	$1,073	$81,986
Nuclear fuel	1,189	551	—	1,740
Construction work in progress	3,888	4,239	230	8,357
Accumulated depreciation and amortization	(13,218)	(8,364)	(167)	(21,749)
Total property, plant and equipment - net	41,499	27,699	1,136	70,334
Current Assets
Cash and cash equivalents	112	332	194	638
Customer receivables, net of allowances	1,026	1,259	17	2,302
Other receivables	284	454	(71)	667
Materials, supplies and fossil fuel inventory	670	553	—	1,223
Regulatory assets	447	—	1	448
Derivatives	—	563	1	564
Other	239	307	5	551
Total current assets	2,778	3,468	147	6,393
Other Assets
Special use funds	4,056	1,830	—	5,886
Investment in equity method investees	—	6,494	254	6,748
Prepaid benefit costs	1,407	—	(123)	1,284
Regulatory assets	2,843	9	438	3,290
Derivatives	—	1,326	29	1,355
Other	901	2,704	4,807	8,412
Total other assets	9,207	12,363	5,405	26,975
Total Assets	$53,484	$43,530	$6,688	$103,702
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	10,601	9,598	(9,709)	10,490
Retained earnings	9,040	17,212	(2,415)	23,837
Accumulated other comprehensive income (loss)	—	(113)	(75)	(188)
Total common shareholders' equity	21,014	26,697	(13,567)	34,144
Noncontrolling interests	—	3,269	—	3,269
Total equity	21,014	29,966	(13,567)	37,413
Redeemable noncontrolling interests	—	468	—	468
Long-term debt	11,688	4,100	10,994	26,782
Total capitalization	32,702	34,534	(2,573)	64,663
Current Liabilities
Commercial paper	1,256	—	1,493	2,749
Other short-term debt	—	—	5,465	5,465
Current portion of long-term debt	95	602	2,019	2,716
Accounts payable	731	1,675	(20)	2,386
Customer deposits	442	3	—	445
Accrued interest and taxes	376	212	(111)	477
Derivatives	32	391	252	675
Accrued construction-related expenditures	323	865	7	1,195
Regulatory liabilities	310	3	12	325
Other	511	536	83	1,130
Total current liabilities	4,076	4,287	9,200	17,563
Other Liabilities and Deferred Credits
Asset retirement obligations	2,147	988	—	3,135
Deferred income taxes	5,165	2,590	(388)	7,367
Regulatory liabilities	8,886	—	123	9,009
Derivatives	9	416	91	516
Other	499	715	235	1,449
Total other liabilities and deferred credits	16,706	4,709	61	21,476
Commitments and Contingencies
Total Capitalization and Liabilities	$53,484	$43,530	$6,688	$103,702
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets(1)		Preliminary
(millions)
(unaudited)
December 31, 2017	FPL	NEER	Corporate and Other(2)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$47,100	$37,030	$989	$85,119
Nuclear fuel	1,192	575	—	1,767
Construction work in progress	3,623	3,010	46	6,679
Accumulated depreciation and amortization	(12,791)	(8,371)	(114)	(21,276)
Total property, plant and equipment - net	39,124	32,244	921	72,289
Current Assets
Cash and cash equivalents	33	743	938	1,714
Customer receivables, net of allowances	1,073	1,127	20	2,220
Other receivables	160	814	(457)	517
Materials, supplies and fossil fuel inventory	840	433	—	1,273
Regulatory assets	335	—	1	336
Derivatives	2	484	3	489
Other	241	390	1	632
Total current assets	2,684	3,991	506	7,181
Other Assets
Special use funds	4,090	1,913	—	6,003
Investment in equity method investees	—	2,153	168	2,321
Prepaid benefit costs	1,351	—	76	1,427
Regulatory assets	2,249	9	211	2,469
Derivatives	—	1,304	11	1,315
Other	756	4,057	145	4,958
Total other assets	8,446	9,436	611	18,493
Total Assets	$50,254	$45,671	$2,038	$97,963
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	8,291	7,937	(7,129)	9,099
Retained earnings	7,376	12,272	(628)	19,020
Accumulated other comprehensive income (loss)	—	162	(50)	112
Total common shareholders' equity	17,040	20,371	(9,175)	28,236
Noncontrolling interests	—	1,295	—	1,295
Total equity	17,040	21,666	(9,175)	29,531
Long-term debt	11,187	9,612	10,611	31,410
Total capitalization	28,227	31,278	1,436	60,941
Current Liabilities
Commercial paper	1,687	—	—	1,687
Other short-term debt	250	5	—	255
Current portion of long-term debt	464	563	646	1,673
Accounts payable	893	2,385	(43)	3,235
Customer deposits	445	3	—	448
Accrued interest and taxes	438	374	(191)	621
Derivatives	2	341	21	364
Accrued construction-related expenditures	300	729	4	1,033
Regulatory liabilities	333	—	13	346
Other	991	490	100	1,581
Total current liabilities	5,803	4,890	550	11,243
Other Liabilities and Deferred Credits
Asset retirement obligations	2,047	984	—	3,031
Deferred income taxes	5,005	1,130	(371)	5,764
Regulatory liabilities	8,642	—	123	8,765
Derivatives	—	494	41	535
Deferral related to differential membership interests	—	5,403	—	5,403
Other	530	1,492	259	2,281
Total other liabilities and deferred credits	16,224	9,503	52	25,779
Commitments and Contingencies
Total Capitalization and Liabilities	$50,254	$45,671	$2,038	$97,963
————————————
(1) Amounts have been retrospectively adjusted for an accounting standard update related to leases.
(2) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$2,171	$3,802	$(197)	$5,776
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,633	1,205	73	3,911
Nuclear fuel and other amortization	142	68	19	229
Impairment charges	—	11	—	11
Unrealized losses (gains) on marked to market derivative contracts - net	—	(214)	268	54
Foreign currency transaction losses (gains)	—	—	16	16
Deferred income taxes	180	1,476	(193)	1,463
Cost recovery clauses and franchise fees	(225)	—	—	(225)
Acquisition of purchased power agreement	(52)	—	—	(52)
Equity in earnings of equity method investees	—	(320)	(40)	(360)
Distributions of earnings from equity method investees	—	309	19	328
Losses (gains) on disposal of a business/assets - net	(6)	(193)	8	(191)
Gain on NEP deconsolidation	—	(3,927)	—	(3,927)
Other - net	13	116	29	158
Changes in operating assets and liabilities:
Current assets	97	(415)	(320)	(638)
Noncurrent assets	(62)	(110)	(10)	(182)
Current liabilities	(509)	589	44	124
Noncurrent liabilities	40	44	14	98
Net cash provided by (used in) operating activities	4,422	2,441	(270)	6,593
Cash Flows From Investing Activities
Capital expenditures of FPL	(5,012)	—	—	(5,012)
Independent power and other investments of NEER	—	(6,994)	—	(6,994)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	3	—	3
Nuclear fuel purchases	(123)	(144)	—	(267)
Other capital expenditures and other investments	—	—	(731)	(731)
Sale of independent power and other investments of NEER	—	1,617	—	1,617
Proceeds from sale or maturity of securities in special use funds and other investments	2,232	1,052	126	3,410
Purchases of securities in special use funds and other investments	(2,402)	(1,101)	(230)	(3,733)
Distributions from equity method investees	—	637	—	637
Other - net	239	(131)	12	120
Net cash used in investing activities	(5,066)	(5,061)	(823)	(10,950)
Cash Flows From Financing Activities
Issuances of long-term debt	1,748	257	2,434	4,439
Retirements of long-term debt	(1,591)	(853)	(579)	(3,023)
Proceeds from differential membership investors	—	1,841	—	1,841
Net change in commercial paper	(431)	—	1,493	1,062
Proceeds from other short-term debt	—	—	5,625	5,625
Repayments of other short-term debt	(250)	(5)	(280)	(535)
Payments from related parties under CSCS agreement – net	—	(21)	—	(21)
Issuances of common stock - net	—	—	718	718
Dividends on common stock	—	—	(2,101)	(2,101)
Dividends & capital distributions from (to) parent - net	1,285	1,110	(2,395)	—
Other - net	(37)	(232)	(102)	(371)
Net cash provided by financing activities	724	2,097	4,813	7,634
Effects of currency translation on cash, cash equivalents and restricted cash	—	(7)	—	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	80	(530)	3,720	3,270
Cash, cash equivalents and restricted cash at beginning of period	174	871	938	1,983
Cash, cash equivalents and restricted cash at end of period	$254	$341	$4,658	$5,253
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows(1)
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2017	FPL	NEER	Corporate and Other(1)	NextEra Energy
Cash Flows From Operating Activities
Net income	$1,880	$2,907	$536	$5,323
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	940	1,393	25	2,358
Nuclear fuel and other amortization	157	68	47	272
Impairment charges	—	446	—	446
Unrealized losses on marked to market derivative contracts - net	—	189	247	436
Foreign currency transaction losses (gains)	—	(11)	(14)	(25)
Deferred income taxes	905	(1,586)	(201)	(882)
Cost recovery clauses and franchise fees	82	—	—	82
Acquisition of purchased power agreement	(243)	—	—	(243)
Benefits associated with differential membership interests - net	—	(460)	—	(460)
Equity in earnings of equity method investees	—	(136)	(6)	(142)
Distributions of earnings from equity method investees	—	132	28	160
Losses (gains) on disposal of a business, assets and investments - net	(6)	(110)	(1,107)	(1,223)
Recoverable storm-related costs	(108)	—	—	(108)
Other - net	(131)	115	134	118
Changes in operating assets and liabilities:
Current assets	(190)	(516)	373	(333)
Noncurrent assets	(37)	(36)	13	(60)
Current liabilities	699	99	(40)	758
Noncurrent liabilities	(32)	39	(26)	(19)
Net cash provided by operating activities	3,916	2,533	9	6,458
Cash Flows From Investing Activities
Capital expenditures of FPL	(5,174)	—	—	(5,174)
Independent power and other investments of NEER	—	(5,295)	—	(5,295)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	78	—	78
Nuclear fuel purchases	(117)	(80)	—	(197)
Other capital expenditures and other investments	—	—	(74)	(74)
Proceeds from sale of the fiber-optic telecommunications business	—	—	1,454	1,454
Sale of independent power and other investments of NEER	—	178	—	178
Proceeds from sale or maturity of securities in special use funds and other investments	1,986	961	260	3,207
Purchases of securities in special use funds and other investments	(2,082)	(882)	(280)	(3,244)
Distributions from equity method investees	—	7	—	7
Other - net	18	117	7	142
Net cash provided by (used in) investing activities	(5,369)	(4,916)	1,367	(8,918)
Cash Flows From Financing Activities
Issuances of long-term debt	1,961	2,761	3,632	8,354
Retirements of long-term debt	(882)	(1,881)	(4,017)	(6,780)
Proceeds from differential membership investors	—	1,414	—	1,414
Net change in commercial paper	1,419	—	—	1,419
Proceeds from other short-term debt	450	—	—	450
Repayments of other short-term debt	(2)	—	—	(2)
Issuances of common stock - net	—	—	55	55
Proceeds from issuance of NEP convertible preferred units - net	—	548	—	548
Dividends on common stock	—	—	(1,845)	(1,845)
Dividends & capital distributions from (to) parent - net	(1,450)	211	1,239	—
Other - net	(22)	(545)	(158)	(725)
Net cash provided by (used in) financing activities	1,474	2,508	(1,094)	2,888
Effects of currency translation on cash, cash equivalents and restricted cash	—	26	—	26
Net increase in cash, cash equivalents and restricted cash	21	151	282	454
Cash, cash equivalents and restricted cash at beginning of period	153	720	656	1,529
Cash, cash equivalents and restricted cash at end of period	$174	$871	$938	$1,983
————————————
(1) Amounts have been retrospectively adjusted for an accounting standard update related to leases.
(2) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$3.37	$1.68	$1.79	$4.55	$11.39

FPL - 2017 Earnings Per Share	$0.95	$1.12	$1.19	$0.73	$3.98
New investment growth	0.08	0.10	0.10	0.07	0.35
Base revenues/cost management	0.03	0.10	0.04	—	0.18
Cost recovery clause results	—	—	—	(0.01)	(0.01)
Allowance for funds used during construction	0.01	—	—	0.01	0.02
Wholesale operations	—	0.02	0.03	0.01	0.06
Other and share dilution	(0.05)	(0.02)	0.01	0.04	(0.03)
FPL - 2018 Earnings Per Share	$1.02	$1.32	$1.37	$0.85	$4.55

NEER - 2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.01	$0.64	$0.62	$4.00	$6.27
New investments	(0.17)	0.07	—	0.05	(0.04)
Existing assets	0.06	0.07	0.01	(0.03)	0.10
Gas infrastructure	0.06	0.04	0.04	0.03	0.17
Customer supply and proprietary power & gas trading	0.01	(0.05)	—	0.10	0.06
Asset Sales	0.07	(0.02)	—	(0.03)	0.01
Duane Arnold impairment charge	—	—	—	0.52	0.52
Non-qualifying hedges impact	(0.07)	0.05	(0.19)	0.22	0.01
Tax reform-related	0.96	(0.04)	(0.08)	(4.06)	(3.22)
NEP investment gains - net (see related tax effects in Corporate and Other below)	6.31	(0.22)	(0.04)	—	6.02
Spain operating results	0.01	(0.02)	(0.01)	—	(0.03)
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI - net	(0.03)	0.02	0.03	(0.31)	(0.27)
Interest and corporate general and administrative expenses	(0.11)	(0.08)	(0.03)	(0.03)	(0.25)
Income tax rate reduction	0.12	0.13	0.11	0.10	0.45
Other, including income taxes and share dilution	0.03	(0.07)	(0.02)	(0.01)	(0.05)
NEER - 2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$8.26	$0.52	$0.44	$0.55	$9.75

Corporate and Other - 2017 Earnings (Loss) Per Share	$1.41	$(0.08)	$(0.02)	$(0.18)	$1.14
Non-qualifying hedges impact	0.03	(0.10)	0.22	(0.46)	(0.31)
Gains on disposal of a business/assets - net (including consolidating tax effects)	(1.46)	—	—	—	(1.45)
NEP investment gains - net	(0.06)	—	—	0.01	(0.05)
Merger-related	0.05	0.01	0.02	0.03	0.10
Tax reform-related	—	0.01	0.04	—	0.04
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	0.07	(0.07)	0.03	0.08	0.11
Corporate and Other - 2018 Earnings (Loss) Per Share	$0.04	$(0.23)	$0.29	$(0.52)	$(0.42)

2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$9.32	$1.61	$2.10	$0.88	$13.88

Amounts have been retrospectively adjusted for an accounting standards update related to leases.

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.

Reconciliation of GAAP CAGR to Adjusted CAGR:
	2005	2018	CAGR
Earnings Per Share (assuming dilution) Attributable to NextEra Energy, Inc.	$2.34	$13.88	14.68%
Net unrealized mark-to-market losses associated with non-qualifying hedges	0.47	see p.9 for
Less related income tax benefit	(0.18)	adjustments
Adjusted Earnings Per Share	$2.63	$7.70	8.61%